Exhibit 10.1

Form of Convertible Promissory Note and Table.

DataMEG Corporation

P.O. Box 130145
Boston, MA  02113

[Date]

[Name]

[Address]

Re:          Investment in DataMEG Corporation

Dear [Name]:

This letter is to confirm the significant terms associated with your upcoming investment in our company.  These terms are:

1.                           You will wire $ [Amount] to:  DataMeg Corp. / Acct.: 1135656921  ABA: 011500120 Citizen’s Bank Hanover Street, Boston, MA 02113, on or about [Date].

2.                           At that same time, we will issue to you a convertible note featuring the following terms:

A.                       Principal amount of $ [Amount].

B.                         Annual simple interest rate of the minimum applicable federal rate, which is 1.47% this month.

C.                         You and DataMeg will each be permitted to convert the note into shares of the company’s common stock at a price of $[Price] per share (subject to adjustment for stock splits, stock dividends and the like) at any time between three and six months of the original issuance date of the note.

D.                        If neither you nor the company has converted the note to shares before [Date]  then the note will, automatically, and without any action by you or the company, convert into [Amount] shares of the company’s common stock (subject to adjustment for stock splits, stock dividends and the like) on that date.

3.         The company will, no later than four months after the conversion of the note, and in no event later than [Date], cause the shares issued upon conversion to be registered with the United States Securities and Exchange Commission for resale, as the sole expense of the company (except for any underwriting commissions, if any).

If these terms are acceptable to you, please retain this original letter and return a countersigned copy of the letter to me.

Very truly yours,

DataMEG Corporation
By: Andrew Benson, President

Agreed and accepted:

DATE	INVESTOR	AMOUNT	PRICE
04/29/04	Mark McGrath	$20,000	$0.02
05/04/04	Mark McComiskey	$6,000.00	$0.05
05/04/04	Richard Salter	$12,500.00	$0.05
05/05/04	Jeff Oakenfull	$12,500.00	$0.05
05/05/04	Tony Snider	$25,000.00	$0.05
05/05/04	Kenneth Cohen	$12,500.00	$0.05
05/06/04	James & Carol Ciaccio	$6,500.00	$0.05
05/06/04	David F. Watts	$12,500.00	$0.05
05/07/04	John J. Hurley	$12,500.00	$0.05
05/14/04	John C. Boniface	$60,000.00	$0.033

05/14/04	Wayne P. & Eileen M. Hughes	$24,975.00	$0.033
05/14/04	Joseph R. White	$12,500.00	$0.033
05/15/04	Mark P. McGrath	$20,000.00	$0.05
05/19/04	John A. Dennis	$12,500.00	$0.05
06/04/04	John O’Connell	$12,500.00	$0.03 1/3
06/04/04	Peter Pometti	$12,500.00	$0.033
06/04/04	Bonnie Walsh	$25,000.00	$0.033
06/14/04	Daniel H. Coon	$1,000.00	$0.05
06/14/04	Mike Dunham	$50,000.00	$0.05
06/14/04	Michael O’Keefe	$12,500.00	$0.033
06/18/04	F. Larry Horgan, III	$12,500.00	$0.03
06/18/04	Bill Clark	$20,000.00	$0.02
06/18/04	William P. Kelly	$15,000.00	$0.02
06/18/04	Arthur Murphy, Sr.	$2,000.00	$0.02
07/5/04	Harry J. Martin, Jr.	$15,000.00	$0.07
07/6/04	John C. Boniface	$100,000.00	$0.05
07/8/04	Patrick M. Lyons	$8,000.00	$0.07
07/09/04	Robert C. Carter	$1,020.00	$0.12
07/9/04	Arthur Murphy, Jr.	$20,000.00	$0.05
07/12/04	James and Carol Anderson	$2,000.00	$0.12
07/12/04	Margaret A. Kelleher	$2,500.00	$0.12
07/14/04	Peter David Frey	$6,000.00	$0.12
07/18/04	Jane Gibbons	$100,000.00	$0.08
07/19/04	Thad L. Daber	$3,000.00	$0.10

07/20/04	Raymond E. Imperial	$15,000.00	$0.10
07/21/04	Maureen and Steven Sundman	$12,000.00	$0.12
07/23/04	Philip J. Procacci	$15,000.00	$0.10
7/28/03	Robert White	$22,500.00	$0.10
	T O T A L	$734,995